Exhibit 99.2

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

AssuranceAmerica Corporation

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

12,000 shares of Common Stock, $0.01 par value

5,000,000 shares of Preferred Stock, $0.01 par value

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

120,000,000 shares of Common Stock, $0.01 par value

5,000,000 shares of Preferred Stock, $0.01 par value

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

In addition to the increase in the number of authorized shares of Common Stock provided for by Items 3 and 4 above, this Certificate of Change also effects a forward stock split whereby (continued on Exhibit A)

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

7. Effective date and time of filing: (optional)	Date:	March 14, 2013	Time:	11:59 p.m. ET
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

EVP
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split Revised: 8-31-11

Exhibit A

(Continued from Item 5):

each share of Common Stock (including each fractional share) outstanding as of the effective date and time of the forward stock split is converted into a number of shares of Common Stock equal to (i) such share of Common Stock (or such fractional share) outstanding as of the effective date and time of the forward stock split multiplied by (ii) 10,000.